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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Option Plan and the 1998 Stock Plan and the 1999 Employee Stock Purchase Plan of ZapMe! Corporation of our report dated January 28, 2000, with respect to the consolidated financial statements of ZapMe! Corporation included in this annual report (Form 10-K) for the year ended December 31, 1999.

                                        /s/ Ernst & Young LLP

Walnut Creek, California
March 29, 2000